UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2022

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 N St NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Agreement.

On June 22, 2022 (the “Closing Date”), Cogent Communications Group, Inc. (“Cogent”), a wholly owned subsidiary of Cogent Communications Holdings, Inc. (the “Company”), completed an offering of $450.0 million aggregate principal amount of 7.000% senior notes due 2027 (the “Notes”) for issuance in a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act.

The net proceeds from the offering were approximately $446.0 million after deducting discounts and commissions and estimated offering expenses. On June 17, 2022, Cogent issued a conditional notice of full redemption to holders of all of the outstanding €350.0 million aggregate principal amount of its 4.375% Senior Unsecured Notes due 2024 (the “Existing Unsecured Notes”), specifying June 30, 2022 as the redemption date (the “Redemption Date”). On the Closing Date, Cogent used a portion of the net proceeds from the offering of the Notes to satisfy and discharge its obligations under the Existing Unsecured Notes by depositing with a designee of the trustee for the Existing Unsecured Notes sufficient funds to pay the principal of, premium on and accrued and unpaid interest on the Existing Unsecured Notes to, but excluding, the Redemption Date. Cogent expects to use any remaining net proceeds for general corporate purposes and/or to make special or recurring dividends to the Company.

The Notes were issued pursuant to, and are governed by, an indenture, dated June 22, 2022 (the “Indenture”), among Cogent, the Company, the other guarantors named therein and Wilmington Trust, National Association, as trustee (the “Indenture”). The Notes are guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by each of Cogent’s existing and future material domestic subsidiaries, subject to certain exceptions (collectively, the “Subsidiary Guarantors”), and by the Company (together with the Subsidiary Guarantors, the “Guarantors”). Under certain circumstances, the Guarantors may be released from these Guarantees without the consent of the holders of the Notes.

The Notes and the Guarantees are Cogent’s and the Guarantors’ senior unsecured obligations. The Notes and the Guarantees are effectively subordinated to all of Cogent’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities of subsidiaries that are not Guarantors. Without giving effect to collateral arrangements, the Notes and the Guarantees rank pari passu in right of payment with Cogent’s and the Guarantors’ existing and future senior indebtedness. The Notes and the Guarantees rank contractually senior in right of payment to all of Cogent’s and the Guarantors’ existing and future subordinated indebtedness.

The Notes bear interest at a rate of 7.000% per annum. Interest began to accrue on the Notes on June 22, 2022 and will be paid semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2022, to the persons who are registered holders of the Notes at the close of business on the June 1 or December 1 immediately preceding the applicable interest payment date. Unless earlier redeemed or repurchased, the Notes will mature on June 15, 2027.

Cogent may redeem some or all of the Notes at any time prior to June 15, 2024 at a price equal to 100% of the principal amount of the Notes, plus a “make-whole” premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption. Cogent may also redeem up to 40% of the principal amount of the Notes using proceeds of certain equity offerings completed prior to June 15, 2024 at a redemption price equal to 107%, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, subject to certain exceptions. Thereafter, Cogent may redeem the Notes, in whole or in part, at a redemption price ranging from 103.5% of the aggregate principal amount of the Notes redeemed to par (depending on the year), in each case, as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

If Cogent undergoes specific kinds of change in control accompanied by certain ratings events, it will be required to offer to repurchase the Notes from holders at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. Additionally, if Cogent or any of its restricted subsidiaries sells assets and does not apply the proceeds from such sale in a certain manner or certain other events have not occurred, under certain circumstances, Cogent will be required to use the excess net proceeds to make an offer to purchase the Notes at an offer price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

In connection with any offer to purchase all or any of the Notes (including a change of control offer, asset sale offer or any tender offer), if holders of no less than 90% of the aggregate principal amount of the Notes validly tender their Notes, Cogent or a third party is entitled to redeem any remaining Notes at the price offered to each holder.

The Indenture include covenants that restrict Cogent and its restricted subsidiaries’ ability to, among other things:

•	incur indebtedness;

•	issue certain preferred stock or similar equity securities;

•	pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;

•	make certain investments and other restricted payments, such as prepayment, redemption or repurchase of certain indebtedness;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the properties and assets of Cogent and its restricted subsidiaries taken as a whole;

•	incur restrictions on the ability of a subsidiary to pay dividends or make other payments; and

•	enter into transactions with affiliates.

However, the covenants provide for certain exceptions to these restrictions and the Company is not subject to the covenants under the Indenture. Certain covenants will cease to apply to the Notes if, and for so long as, the Notes have investment grade ratings from any two of Moody’s Investors Service, Inc., Fitch Ratings, Inc. and S&P Global Ratings and so long as no default or event of default under the Indenture has occurred and is continuing.

The principal amount of the Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving Cogent or certain of its subsidiaries, and may be declared immediately due and payable by the trustee or the holders of at least 25% of the aggregate principal amount of the then-outstanding Notes upon the occurrence of certain events of default under the Indenture. Events of default include the following with respect to Cogent and its significant subsidiaries: (i) failure to pay principal, premium or interest at required times; (ii) failure to comply with any other agreements in the Indenture; (iii) default on certain material indebtedness that is caused by a failure to make a payment within any applicable grace period when due at maturity or results in the acceleration of such indebtedness prior to its express maturity; (iv) failure to pay certain material judgments; (v) a Guarantee being held unenforceable or invalid or ceasing for any reason to be in full force and effect or a Guarantor denying or disaffirming its obligations under its Guarantee; and (vi) certain events of bankruptcy or insolvency.

Copies of the Indenture and the form of Note (included in the Indenture) are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively. The foregoing description does not purport to be complete, the descriptions of the Indenture and the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Indenture and the Notes, respectively, which are incorporated by reference herein.

Forward-Looking Statements

Except for historical information and discussion contained herein, statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this Current Report are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, among others, risks related to the redemption of the Existing Unsecured Notes, including that such transaction may not occur; the COVID-19 pandemic and accompanying government policies worldwide; vaccination and in-office requirements; delays in the delivery of network equipment and optical fiber; future economic instability in the global economy, which could affect spending on Internet; the impact of changing foreign exchange rates (in particular the Euro to U.S. dollar and Canadian dollar to U.S. dollar exchange rates) on the translation of the Company’s non-U.S. dollar denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund on the basis of the Company’s Internet revenue; changes in government policy and/or regulation, including rules regarding data protection, cyber security and net neutrality; increasing competition leading to lower prices for the Company’s services; the Company’s ability to attract new customers and to increase and maintain the volume of traffic on the Company’s network; the ability to maintain the Company’s Internet peering arrangements on favorable terms; the Company’s ability to renew the Company’s long-term leases of optical fiber that comprise the Company’s network; the Company’s reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of the Company’s network on the quality and dependability of third-party fiber providers; the Company’s ability to retain certain customers that comprise a significant portion of the Company’s revenue base; the management of network failures and/or disruptions; the Company’s ability to make payments on the Company’s indebtedness as they become due; outcomes in litigation; and risks associated with variable interest rates under the Company’s interest rate swap agreement, as well as other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. The Company undertakes no duty to update any forward-looking statement or any information contained in this Current Report or in other public disclosures at any time.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit
Number	Description

4.1	Indenture, dated as of June 22, 2022, among Cogent Communications Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2	Form of 7.000% Senior Note due 2027 (included as Exhibit A to Exhibit 4.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 22, 2022

Cogent Communications Holdings, Inc.

By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer